UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 25, 2019

PRECIPIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-36439 (Commission File Number)	91-1789357 (I.R.S. Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 25, 2019, Ahmed Zaki Sabet, the Chief Operating Officer of Precipio, Inc. (the “Company”), adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), to purchase shares of the Company’s common stock (the “Plan”).

Under the Plan, a broker will purchase up to $300 of shares of the Company’s common stock at prevailing market prices on the first day of every third calendar month, commencing December 1, 2019.  Transactions under the Plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

The Plan adopted by Ahmed Zaki Sabet is intended to comply with Rule 10b5-1 of the Exchange Act and the Company’s Insider Trading and Anti-Tipping Policy, which permit issuers, officers, directors or employees who are not then in possession of material non-public information to enter into a pre-arranged plan for buying or selling Company stock under specified conditions and at specified times.

In accordance with Rule 10b5-1, Ahmed Zaki Sabet will have no discretion over purchases under the Plan. Because the purchases under the Plan are subject to certain market pricing parameters and trading limitations, there is no guarantee as to the exact number of shares that will be purchased under the Plan, or that there will be any purchases pursuant to the Plan. Except as may be required by applicable law, the Company does not undertake to report modifications, terminations or other activities under the Plan for Ahmed Zaki Sabet.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date:     November 26, 2019